EXHIBIT 10.30
                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into as effective the lst day of September, 1996 by and between VAALCO ENERGY, INC., a Delaware corporation (hereinafter called "the Company"), and William E. Pritchard III (hereinafter called "the Executive").

WHEREAS:

A. The Company wishes to retain the services of the Executive as Vice President and General Counsel of the Company upon the terms and conditions and subject to the provisions of this Agreement.

B. The Executive has agreed to serve the Company as Vice President and General Counsel of the Company upon the terms and conditions and subject to the provisions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

1.   CONTRACT OF EMPLOYMENT

     The Company shall employ the Executive and the Executive shall continue to serve the Company as its Vice President and General Counsel for the period and upon the terms and conditions and subject to the provisions of this Agreement.

2.   TERM

     This Agreement will continue for a period of one year from the date hereof, and thereafter for such period as may be agreed in writing between the parties.

3.   DUTIES AND OBLIGATIONS

     The Executive shall in performance of his duties:

(1) To the best of his ability, use his talent, skill, expertise, knowledge, personality and energy to assist the Company in the operation and expansion of its petroleum business and under take such other duties and exercise such powers in relation to the Company and its business as the Board of Directors of the Company (hereinafter called "the Board") may from time to time properly and reasonably delegate or assign to him;

(2) observe and comply with all lawful and reasonable resolutions, instructions, policies and directions from time to time made or given by the Board;

(3) subject to Section 5 hereof, devote his time, skill and effort to the discharge of his duties under this Agreement; and
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(4) Serve on the Board of directors of the company.

4.   TITLE

     The Executive shall have and be known under the title of "Vice President and General Counsel" of the Company.

5    OTHER BUSINESS

     During the course of his employment hereunder, the Executive may be engaged or Interested, either directly or indirectly, in any capacity, whether as a principal, active investor or participant, consultant or otherwise, in any trade business or occupation whatsoever (without limitation), including the businesses of exploring for, producing and selling petroleum in any part of the world, and practicing law, in addition to his employment by the Company and may be involved with any activity or undertaking whatsoever PROVIDED such trade, business, occupation, activities or undertakings do not materially detract from his ability to discharge his responsibilities under this Agreement.

6    REMUNERATION

(1) In consideration of the performance of the above-described duties during the course of his employment hereunder, the Company will pay the Executive an annual salary of One Hundred Sixty Thousand and 00/100 United States Dollars (US$160,000.00) payable at the rate of Thirteen Thousand Three Hundred Thirty Three and 33/100 United States Dollars (US$13,333.33) per calendar month, on the first day of each calendar month. The first such payment shall be made on October 1, 1996 in respect of the Executive's salary entitlement for the month of September, 1996. The salary will be reviewed annually on each anniversary of the date of, and during the term of, this Agreement by the Company; provided, that the Company will not be under any obligation to increase the salary on such annual review but may not decrease the salary.

(2) In further consideration of the performance of the above-described duties during the course of his employment, the company will give to the Executive one million common shares in the form of warrants which may be exercised at the following levels:

                    -250,000 warrants at $ .50
                    -250,000 warrants at $2.50
                    -250,000 warrants at $5.00
                    -250,000 warrants at $7.50

The warrants are for a term of five (5) years from September 1, 1996.

(3) The Company may also make available to the Executive such allowances and benefits as the Board shall from time to time determine.
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(4) The Executive will be entitled to:



(a) Two weeks vacation leave in each year of employment at times mutually convenient, and all vacation leave not taken in any one year may be accumulated to a maximum of four weeks;

(b)  two weeks annual cumulative sick leave; and

(c) reimbursement of reasonable expenses incurred or paid by the Executive from time to time in connection with his performance of services hereunder.

7    CONFIDENTIALITY

     The Executive recognizes and agrees that the business of the Company and its business interests require a confidential relationship between it and its employees and the fullest practical protection and confidential treatment of its trade secrets, trade practices, prospects, transactions, customers and other knowledge of the business which will be or have been conceived, developed or learned by the Executive during the Executive's course of employment with the Company. Accordingly, the Executive agrees that during the Executive's term of employment with Company and for a period of one year thereafter, the Executive will:

(1) Keep secret and confidential all such information, trade secrets, prospects, transactions, customer lists, and business practices of the Company;

(2) not use or aid others in using, directly or indirectly, the same in competition with the Company; and

(3) not contact or solicit the customers, employees, brokers, salesman, investors or competitors of the Company in any manner which relates to any business engaged in by the Company.

8    EARLY TERMINATION

     The Company shall have the right to terminate the employment of the Executive forthwith by notice in writing if the Executive shall at any time during the term of this Agreement:

(a)  commit any felony; or

(b) be guilty of any grave misconduct or gross neglect in the discharge of his duties hereunder such that would otherwise entitle the Company to instantly dismiss him at common law; or
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(c)  commit any material breach of any of the provisions of this Agreement and not rectify that breach within seven days of being requested to do so in writing by the Board; or

(d) in the opinion of two independent medical specialists, at any time be incapacitated or prevented by physical or mental illness, injury, accident or any other circumstances beyond his control from discharging his duties hereunder; or

(e) in the opinion of the Board, after an aggregate absence (due to illness, injury, accident or other circumstance) of a total of sixty or more days in any twelve consecutive months, be incapacitated or prevented from discharging his duties hereunder.

     Until termination of the Agreement pursuant to subsections (d) or (e), the Executive shall be entitled to receive his salary during his absence from business due to incapacity for up to a total period not exceeding twelve weeks for every period of twelve months of employment by the Company (including the period prior to execution of this Agreement).

9    PAYMENT ON TERMINATION

(1) On the termination of the Executive's employment hereunder for any reason whatsoever he shall be entitled to receive an amount equal to his salary to the date of effective termination (any required notice having been given).

(2) On the termination of the Executive's employment hereunder for any reason whatsoever except those matters referred to in paragraphs (a), (b) and (c) of Section 8 he shall, in addition to the payments mentioned in Section 9(1), be entitled to receive full payment of salary for the unexpired term of his employment hereunder.

10   GENERAL

     This Agreement shall be governed and interpreted in accordance with the law of the State of Texas and the parties hereby submit to the jurisdiction of the Courts of that State and of all courts that have jurisdiction on appeal therefrom.

11   NOTICES

     Any notice given hereunder shall be in writing and signed by the party giving the notice and addressed to the other party at the address first shown herein or such other address as that party may prescribe by written notice to the other. Service may be made by registered mail in which case it shall be deemed to be served on the fifth day following the date of posting.
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12.     PREVIOUS AGREEMENTS

        This Agreement supersedes any previous agreement whether written or oral between the Company and the Executive relating in any way to his employment in any capacity by the Company.

13.     COSTS

        The Company shall pay the reasonable costs of the preparation and execution in respect of this Agreement.

IN WITNESS WHEREOF this Agreement has been duly organized as of the day and year first above written.

                                    VAALCO ENERGY, INC., a
                                    Delaware corporation

                                    By:/s/W. RUSSELL SCHEIRMAN
                                          W. Russell Scheirman President

                                    By:/s/WILLIAM E. PRITCHARD III
                                          William E. Pritchard III